GAMING LICENSE 'RIGHTS' - PURCHASE AGREEMENT

THIS AGREEMENT is made this 10th day of October, 2016, by and between BRAVO MULTINATIONAL INCORPORATED, a Delaware corporation (the "Purchaser"), and Canadian International Service S.A. de C.V., an El Salvador corporation (the "Seller").

WHEREAS, the Seller is the holder of certain gaming licences and all 'Rights' as prescibed thereto and more fully described in Attachments A and B attached hereto (the "License"); and

WHEREAS, Bravo is currently subject to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

WHEREAS, the shares of the common stock of Bravo are currently quoted for sale on the OTCQB operated by OTC Markets Group, Inc.; and

WHEREAS, the Seller desries to sell all it's 'Rights' to the use of the gaming License to the Purchaser upon the terms hereinafter set set forth; and

WHEREAS, all monetary amounts specified herein are in United States dollars;

NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, the parties agree as follows:

1. Sale and Purchase of the Gaming License 'Rights'. The Purchaser agrees to purchase and the Seller agrees to sell the Gaming License 'Rights' to two gaming licenses held for two municipalities in San Salvador, El Salvador (as fully described in Attachments A and B). At the time of sale, all government fees and taxes of the Gaming License's shall be fully paid and in good standing and will be registered with the gaming authorities of the corresponding municipal governments in city of San Salvador, and the country of El Salvador .

2. Terms of the Sale and Purchase.

(a) The purchaser agrees to pay 10,000,000 shares of it's common 'Restricted' stock (valued at $300,000US), restricted in the transfer pursuant to the Securities Act of 1933, as amanded (the "Securities Act"), for the 'Rights' to the two existing municipal gaming licenses, as fully desrcibed in Attachments A and B.

(b) The two licences are 'new' and have not been utilized in any gaming faciltity. The 'seller' agrees to hold, maintain, renew, and submit all government fees and licence tax payments (excluding income tax) for both licenses when due to the billing entities. These costs are to be reembursed to the 'seller' by the 'buyer' within 15 days after presentation of invoicing and reciepts presented to the 'buyer' for all municipal fees and taxes paid by the 'seller'. If invoices are not reimbursed by the 'buyer' within 30 days after presentation then the 'Rights' of the license shall revert back to the 'seller'. If all licence fees due are not paid when due the 'seller', then the seller shall be solely responsible for all costs and penalties involked by the municipality or governement in order to bring the licenses current and up to date.

(c) The 'seller' has pre-arranged for gaming locations to be secured for opening of one gaming operation for each licnese, that will begin operation before the end of November 2016. The seller will arrange for an additonal two locations (one for each license) to be secured for operation before June 30, 2017. All costs of location opening and operation shall not be the responsiblitiy of the 'buyer' and will be paid by the gaming operation location owner.

(d) The 'buyer' shall receive a monthly licensing fee from each operating gaming location, calculated as 2.5% of gross gaming sales received by the location operator. There will be a minimum guaranteed fee payment per location of $3500US per month and a maximum of $7500US per month per operating location to be paid to the 'buyer' by the operator of each gaming location operated under theses licensing 'rights'. Monthly fees are due on the 6th day of the month for the previous months operations. The first months minimum shall be pro-rated if in operation less than a full month.

3. Services by the Seller. The 'Seller' agrees to provide supervisory services to the 'buyer' for each licensed location to ensure government gaming licensing compliance and collection/transfer of for all fees to be paid to the 'buyer' for the use of the licence rights at each operating location.

4. Condition Precedent. Notwithstanding anything herein contained to the contrary, before any liability attaches to any party, this Agreement shall be subject to the final approval of the board of directors of Bravo and the Seller.

5. Leads. As part of this Agreement, the 'seller' agrees to provide the 'buyer' with any leads that may result in the potentioal opening of additional gaming locations under the licencing 'rights' of the 'buyer'.

6. Closing. The closing of this Agreement (the "Closing") shall be on or before October 11th, 2016, subject to acceleration or postponement from time to time as the parties hereto may mutually agree. The Closing shall be at time and place selected by the parties. At the time set for closing the 'buyer' shall provide a copy of the share issuance resolutions which has been provided to its transfer agent along with irrevocable direction giving the transfer agent instructions to issue the shares as instructed in the issuance resolution.

7. Restricted Shares. With respect to the shares of Bravo common stock to be received hereunder, the Seller acknowledges as follows:

(a) The 'seller' has received information provided to it in writing by Bravo, or information from books and records of Bravo, as specified below. The 'seller' understands that all documents, records and books pertaining to this investment have been made available for inspection by the 'seller', its attorney and/or its accountant and/or its "Purchaser Representative" as defined in Regulation D promulgated under the Securities Act, and that the books and records of Bravo will be available, upon reasonable notice, for inspection by the 'seller' during reasonable business hours at Bravo's principal place of business. The 'seller' and/or its advisers have had a reasonable opportunity to ask questions of and receive answers from Bravo, or a person or persons acting on its behalf, concerning the shares of Bravo common stock, and all such questions have been answered to the full satisfaction of the 'seller'. No oral representations have been made and, to the extent oral information has been furnished to the 'seller' or its advisers in connection with the shares of Bravo common stock, such information was consistent with all written information furnished.

(b) The 'seller' (i) has adequate means of providing for its current needs and possible personal contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the substantial economic risks of an investment in the shares of Bravo common stock for an indefinite period, and (iv) at the present time, could afford a complete loss of such investment.

(c) The 'seller' recognizes that Bravo has a limited financial and operating history and no history of profitable operations, and that the shares of Bravo common stock as an investment involve special risks, including those disclosed to the 'seller' by Bravo.

(d) The 'seller' understands that the shares of Bravo common stock have not been registered under the Securities Act or the securities laws of any state, in reliance upon an exemption therefrom for non-public offerings. The 'seller' understands that the shares of Bravo common stock will be held until they are subsequently registered, or an exemption from such registration is available. The 'seller' further understands the shares will not become free trading prior to 6 months (Rule 144) from the closing date of this transaction.

(e) The Shares are being purchased solely for its own account for investment, however the shares may be held in the names of shareholders of the 'seller' or its assignees subject to the same restrictions as are imposed upon the 'seller'. The 'seller' or its advisers have such knowledge and experience in financial, tax, and business matters to enable him to utilize the information, made available to him in connection with the shares of Bravo common stock to evaluate the merits and risks of the prospective investment and to make an informed investment decision with respect thereto.

(f) The 'seller' realizes that he may not be able to sell or dispose of its shares, as there may be no public market. In addition, the 'seller' understands that its right to transfer the shares of Bravo common stock will be subject to restrictions against transfer unless the transfer is not in violation of the Securities Act of 1933 (144-Restricted shares), and the securities laws of any state. The 'seller' also acknowledges that it shall be

responsible for compliance with all conditions on transfer imposed by the Securities Act, or the securities law of any state and for any expenses incurred in connection with such a proposed transfer.

(g) The 'seller' is authorized and otherwise duly qualified to purchase and hold the shares of Bravo common stock, such entity has its principal place of business as set forth herein, and such entity has not been formed for the specific purpose of acquiring the shares of Bravo common stock.

(h) All information which the 'seller' has provided to Bravo concerning its financial position, and its knowledge of financial and business matters, and the knowledge of financial and business matters of the person making the investment decision on behalf of such entity, is correct and complete as of the date set forth herein.

(i) Pursuant to Regulation D under the Securities Act, the 'seller' understands and agrees that the following restrictions and limitations are applicable to its purchase, resales, hypothecations or other transfers of the shares of Bravo common stock:

(i) The 'seller' or its shareholders or assignees agree that the shares of Bravo common stock shall not be sold, pledged, hypothecated or otherwise transferred unless the shares of Bravo common stock are registered under the Securities Act, and the securities laws of any state, or are exempt therefrom;

(ii) A legend in substantially the following form has been or will be placed on any certificate(s) or other document(s) evidencing the shares of Bravo common stock:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

(iii) Stop transfer instructions to the transfer agent of the shares of Bravo common stock have been or will be placed with respect to the shares of Bravo common stock so as to restrict the resale, pledge, hypothecation or other transfer thereof, subject to the further items hereof, including the provisions of the legend set forth in subparagraph (ii) above; and such stop transfer instructions shall be removed 6 months from the date of closing of this and all subsequent transactions.

(iv) The legend and stop transfer instructions described in subparagraphs (ii) and (iii) above will be placed with respect to any new certificate(s) or other document(s) issued upon presentment by the 'seller' of certificate(s) or other document(s) for transfer; and

(v) The 'seller' acknowledges that it will be responsible for compliance with all conditions on transfer imposed by any federal or state securities statute and securities law administrator.

(j) The 'seller' understands that neither the Securities and Exchange Commission nor the securities commission of any state has made any finding or determination relating to the fairness for public investment in the shares of Bravo common stock and that the Securities and Exchange Commission as well as the securities commission of any state will not recommend or endorse any offering of securities.

(k) The 'seller' understands that:

(i) No assurances are or have been made regarding any economic advantages (including tax) which may inure to the benefit of the 'seller'; and

(ii) No assurances are or have been made concerning the distribution of profits to Bravo's investors.

(l) The 'seller' acknowledges and is aware that it never has been represented, guaranteed, or warranted to it by Bravo, its directors, officers, agents or employees, or any other person, expressly or by implication, as to any of the following:

(i) The approximate or exact length of time that it will be required to remain as an owner of its shares of Bravo common stock;

(ii) The percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of this investment; or

(iii) That the limited past performance or experience on the part of Bravo, or any re projections will in any way indicate the predictable results of the ownership of the shares of Bravo common stock or of the overall financial performance of Bravo.

(m) The 'seller' acknowledges that Bravo has made available to it or other personal advisers the opportunity to obtain additional information to verify the accuracy of the information furnished to it and to evaluate the merits and risks of this investment.

8. Modification to this Agreement. The parties recognize that it may be necessary to modify the terms of this Agreement, in which event all of the parties agree to make any changes which may be necessary to carry out the intent of this Agreement.

9. Cooperation. The parties hereto will each cooperate with the other, at the other's request and expense, in furnishing information, testimony, and other assistance in connection with any actions, proceedings, arrangements, disputes with other persons or governmental inquiries or investigations involving the parties hereto or the transactions contemplated hereby.

10. Further Conveyances and Assurances. After the Closing, the parties each, will, without further cost or expense to, or consideration of any nature from the other, execute and deliver, or cause to be executed and delivered, to the other, such additional documentation and instruments of transfer and conveyance, and will take such other and further actions, as the other may reasonably request as more completely to consummate the transactions contemplated hereby.

11. Documents. All documents reflecting any actions taken, received or delivered by the parties hereto shall be reasonably satisfactory in form and substance to each of the parties hereto and their counsel.

12. No Assignment. This Agreement shall not be assignable by any party without the prior written consent of the other parties, which consent shall not be unreasonably withheld by either party.

13. Brokerage. The parties hereto agree to indemnify and hold harmless each other against, and in respect of, any claim for brokerage or other commissions relative to this Agreement, or the transactions contemplated hereby, based in any way on agreements, arrangements, understandings or contracts made by either party with a third party or parties whatsoever.

14. Mediation and Arbitration. All disputes arising or related to this Agreement must exclusively be resolved first by mediation with a mediator selected by the parties, with such mediation to be held in Wilmington, Delaware. If such mediation fails, then any such dispute shall be resolved by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association in effect at the time the arbitration proceeding commences, except that (a) Delaware law and the Federal Arbitration Act must govern construction and effect, (b) the locale of any arbitration must be in Wilmington, Delaware, and (c) the arbitrator must with the award provide written findings of fact and conclusions of law. Any party may seek from a court of competent jurisdiction any provisional remedy that may be necessary to protect its rights or assets pending the selection of the arbitrator or the arbitrator's determination of the merits of the controversy. The exercise of such arbitration rights by any party will not preclude the exercise of any self-help remedies (including without limitation, setoff rights) or the exercise of any non-judicial foreclosure rights. An arbitration award may be entered in any court having jurisdiction.

15. Attorneys' Fees. In the event that it should become necessary for any party entitled hereunder to bring suit against any other party to this Agreement for a breach of this Agreement, the parties hereby covenant and

agree that the party who is found to be in breach of this Agreement by final judgment of a court of competent jurisdiction shall also be liable for all reasonable attorneys' fees and costs of court incurred by the other parties. Provided, however, in the event that there has been no breach of this Agreement, whether or not the transactions contemplated hereby are consummated, each party shall bear its own costs and expenses (including any fees or disbursements of its counsel, accountants, brokers, investment bankers, and finder's fees).

16. Benefit. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

17. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, or by telecopy or e-mail, if to the 'buyer' and Bravo, addressed to Mr. Paul Parliament at PO Box 299 St. David's, Ontario, CANADA L0S 1P0, telephone (716) 803-0621, and e-mail paul@bravomultinational.com; and if to the 'seller', addressed to it's local representative Mr. Jose Ascencio at 838 Fifth Avenue, New York, NY 10065 or jascencio2@nyc.rr.com. Any party hereto may change its address upon 10 days' written notice to any other party hereto.

18. Construction. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

19. Waiver. No course of dealing on the part of any party hereto or its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

20. Cumulative Rights. The rights and remedies of any party under this Agreement and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

21. Invalidity. In the event any one or more of the provisions contained in this Agreement or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement or any such other instrument.

22. Headings. The headings used in this Agreement are for convenience and reference only and in no way define, limit, amplify or describe the scope or intent of this Agreement, and do not affect or constitute a part of this Agreement.

23. Excusable Delay. The parties shall not be obligated to perform and shall not be deemed to be in default hereunder, if the performance of a non-monetary obligation required hereunder is prevented by the occurrence of any of the following, other than as the result of the financial inability of the party obligated to perform: acts of God, strikes, lock-outs, other industrial disturbances, acts of a public enemy, war or war-like action (whether actual, impending or expected and whether de jure or de facto), acts of terrorists, arrest or other restraint of government (civil or military), blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, storms, floods, washouts, sink holes, civil disturbances, explosions, breakage or accident to equipment or machinery, confiscation or seizure or permit licensing cancellation by any government or public authority, nuclear reaction or radiation, radioactive contamination or other causes, whether of the kind herein enumerated or otherwise, that are not reasonably within the control of the party claiming the right to delay performance on account of such occurrence.

24. No Third-Party Beneficiary. Any agreement to pay an amount and any assumption of liability contained in this Agreement, express or implied, shall be only for the benefit of the undersigned parties and their respective successors and assigns (as herein expressly permitted), and such agreements and assumptions shall not inure to the benefit of the obligees or any other party, whomsoever, it being the intention of the parties hereto that no one shall be or be deemed to be a third-party beneficiary of this Agreement.

25. Time of the Essence. Time is of the essence of this Agreement.

26. Incorporation by Reference. The Attachments to this Agreement referred to or included herein constitute integral parts to this Agreement and are incorporated into this Agreement by this reference.

27. Press Releases and Public Announcements. No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other parties; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its efforts to advise the other parties prior to making the disclosure).

28. Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile transmission or PDF copy of this signed Agreement shall be legal and binding on all parties hereto.

29. Controlling Agreement. In the event of any conflict between the terms of this Agreement or any other agreements or exhibits referred to herein, the terms of this Agreement shall control.

30. Law Governing; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any conflicts of laws provisions thereof. Each party hereby irrevocably submits to the personal jurisdiction of the United States District Court for the District of Delaware, as well as of the Courts of the State of Delaware in Kent County, Delaware over any suit, action or proceeding arising out of or relating to this Agreement. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such mediation, arbitration, suit, action or proceeding brought in any such county and any claim that any such mediation, arbitration, suit, action or proceeding brought in such county has been brought in an inconvenient forum.

31. Entire Agreement. This instrument and the attachments hereto contain the entire understanding of the parties and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BRAVO MULTINATIONAL INCORPORATED

By: ______________________
Paul Parliament, President and Chief Executive Officer

CANADIAN INTERNATIONAL SERVICE S.A. de C.V.

By: ______________________
Enrique Guatemala, President

CANADIAN INTERNATIONAL
SERVICE, S.A. DE C.V.
CAINSER S.A. DE C.V.

Attachment:
Attachment A and B - Gaming License

A

CONTROL URBANO

DEPARTAMENTO DE DISTRITO CULTURAL

SANTA TECLA

CONCEPTO DE NEGOCIO

Permiso de construcción, remodelación, reparación, mejoramiento, demolición y Ruptura de Pavimento, concepto de negocios y actividades dentro del espacio público

Santa Tecla 17 de MAYO de 2016

DEPORTES ENTRE AMIGOS (BAR)

SOLICITANTE: ENRIQUE GUATEMALA (CANADIAN INTERNATIONAL SERVICE, S.A DE C.V.)

Ubicación: 1ª AV. NORTE Y 1ª CALLE ORIENTE # 2-1, PASEO EL CARMEN, Distrito Cultural (centro Histórico)

PRESENTE.-

El **DEPARTAMENTO DE DISTRITO CULTURAL**, como ente encargado del control urbano, el ordenamiento, el monitoreo y seguimiento de los procesos constructivos así como de los conceptos de negocios dentro del perímetro del espacio denominado Distrito Cultural.

En ese sentido y después de revisar el "LA DOCUMENTACIÓN REMITIDA A ESTE DEPARTAMENTO"

RESUELVE:

APROBAR EL CONCEPTO DE NEGOCIO

El cual se encuentra enmarcado dentro del Art.7 de la ordenanza del Distrito Cultural como uso de suelo preferente.-

AREA: **9.45 m2** (contrato de arrendamiento)

Se condiciona a:

- Cumplir las normativas municipales ORDENANZA DISTRITO CULTURAL, ORDENANZA DE RUIDO, ORDENANZA CONVIVENCIA CIUDADANA, CENTRO HISTÓRICO, etc. y las leyes nacionales correspondientes.
- Cumplir con la ordenanza de centro histórico en el tema de rotulación y publicidad, apegado a Artículo 15.4 literal 5: **dimensiones 1.50 x 1.00 mts. Adosado a la pared.**

  15.4- Letreros Solo se permitirá un letrero por establecimiento, oficina o entidad, exceptuando aquellos ubicados en esquina que podrán tener uno en cada fachada, de acuerdo a las siguientes especificaciones:

  a) Podrán ser de 6 tipos:

1. Pintados directamente sobre las paredes
2. Pintados sobre piezas de madera o metal
3. Fundidos en metal
4. Sobre azulejos de barro vitrificado
5. Forjados en hierro
6. En acrílico u otro material nuevo, previa aprobación del Concejo

Este documento no autoriza el funcionamiento del negocio, deberá tramitar los permisos correspondientes en el depto. Del Registro Tributario municipal.

Paulina de Hernández

Lic. Paulina de Hernández

Jefa Distrito Cultural

Arq. Rafael Gutiérrez

Control Urbano - Ordenamiento

DEPARTAMENTO DISTRITO CULTURAL - 25001357

B

No. 0918

GOBIERNO DE SAN SALVADOR

DEPARTAMENTO DE LICENCIAS, MATRÍCULAS Y PERMISOS

MATRÍCULA DE MAQUINITAS DE CUALQUIER TIPO Y MESAS DE JUEGO

NO SE ADMITEN ENMENDADURAS

N° DE EXPEDIENTE
MMJ-0001

EL GOBIERNO DE LA CIUDAD DE SAN SALVADOR, EN VIRTUD QUE EL SEÑOR ENRIQUE GUATEMALA EN SU CARÁCTER DE REPRESENTANTE LEGAL, SOLICITO LA MATRICULA DE MAQUINITAS DE CUALQUIER TIPO Y MESAS DE JUEGO, PARA EL EQUIPO DETALLADO A CONTINUACIÓN COMPUESTO POR UNA PANTALLA LCD, MARCA: SONY BRAVIA, MODELO: KBLTREINTA Y DOS BX TRESCIENTOS, SERIE: OCHO OCHO DOS DOS TRES CUATRO UNO, COLOR: NEGRO, Y PULGADAS: TREINTA Y SEIS Y UN CPU MARCA DELL, MODELO: OPTIPLEX TRESCIENTOS VEINTE, SERIE: CERO CERO UNO CUATRO CUATRO TRES DOS DOS- CUATRO NUEVE TRES- UNO CINCO SEIS, CON SU RESPECTIVA CONSOLA DE CONTROL, EL CUAL ESTARÁ INSTALADO DENTRO DE ESTE MUNICIPIO.

Y HABIENDOSE DICTADO CON LUGAR Y FECHA: SAN SALVADOR SEIS DE ABRIL DE DOS MIL DIECISEIS, RESOLUCION FAVORABLE A SU SOLICITUD PARA UN PLAZO QUE VENCE EL: **31 DE DICIEMBRE DEL AÑO 2016**.

SE EXTIENDE LA PRESENTE MATRICULA DE MAQUINITAS DE CUALQUIER TIPO Y MESAS DE JUEGO EN LA CIUDAD DE SAN SALVADOR A LOS 6 DIAS DEL MES DE ABRIL DEL AÑO 2016.

LIC. ELIAS OMAR PREZA ROQUE
GERENTE DE GESTION TRIBUTARIA

LICDA. RUTH ARACELY PAZ GARCÍA
JEFA DEPARTAMENTO DE LICENCIAS, MATRICULAS Y PERMISOS

No. 0919

GOBIERNO DE SAN SALVADOR

DEPARTAMENTO DE LICENCIAS, MATRÍCULAS Y PERMISOS

MATRICULA DE MAQUINITAS DE CUALQUIER TIPO Y MESAS DE JUEGO

NO SE ADMITEN ENMENDADURAS

N° DE EXPEDIENTE

MMJ-0003

EL GOBIERNO DE LA CIUDAD DE SAN SALVADOR, EN VIRTUD QUE EL SEÑOR ENRIQUE GUATEMALA EN SU CARACTER DE REPRESENTANTE LEGAL, SOLICITO LA MATRICULA DE MAQUINITAS DE CUALQUIER TIPO Y MESAS DE JUEGO, PARA EL EQUIPO DETALLADO A CONTINUACIÓN COMPUESTO POR UNA PANTALLA LCD, MARCA: SONY BRAVIA; MODELO: KBL TREINTA Y DOS BX TRESCIENTOS, SERIE: OCHO OCHO DOS DOS SEIS SIETE UNO; COLOR: NEGRO; Y PULGADAS: TREINTA Y SEIS Y UN CPU MARCA DELL, MODELO: OPTIPLEX TRESCIENTOS VEINTE, SERIE: CERO CERO UNO CUATRO CUATRO-TRES DOS DOS-OCHO CUATRO NUEVE- UNO UNO UNO; CON SU RESPECTIVA CONSOLA DE CONTROL. EL CUAL ESTARA INSTALADO DENTRO DE ESTE MUNICIPIO.

Y HABIENDOSE DICTADO CON LUGAR Y FECHA: SAN SALVADOR SEIS DE ABRIL DE DOS MIL DIECISEIS, RESOLUCION FAVORABLE A SU SOLICITUD PARA UN PLAZO QUE VENCE EL: **31 DE DICIEMBRE DEL AÑO 2016**.

SE EXTIENDE LA PRESENTE MATRÍCULA DE MAQUINITAS DE CUALQUIER TIPO Y MESAS DE JUEGO, EN LA CIUDAD DE SAN SALVADOR A LOS 6 DIAS DEL MES DE ABRIL DEL AÑO 2016.

LIC. ELIAS OMAR PREZA ROQUE
GERENTE DE GESTION TRIBUTARIA

LICDA. RUTH ARACELY PAZ GARCÍA
JEFA DEPARTAMENTO DE LICENCIAS, MATRICULAS Y PERMISOS